Exhibit 21.1

Subsidiaries of the Registrant

Name	State or other Jurisdiction of Incorporation or Organization
58DH, LLC (1)	Georgia
AAMG, LLC	Georgia
Access Financial Holdings, LLC	Georgia
Access Financing, LLC	Georgia
Account Servicing Associate, LLC	Georgia
Account Services	Georgia
Agea Capital, LLC	Nevada
Apex Funding, LLC	Georgia
Atlanticus Holdings Corporation	Georgia
Atlanticus Services Corporation	Georgia
BH-PIC Holdings, LLC	Georgia
CAR Financial Services Guam Inc.	Guam
CAR Financial Services Inc.	Georgia
CAR Financial Services Saipan Inc.	Saipan
CAR Funding II Inc.	Nevada
CARS Acquisition, LLC	Georgia
CCFC Corp.	Nevada
CC Serve Corporation	Georgia
CIAC Corporation	Nebraska
Consumer Auto Receivables Servicing, LLC	Georgia
Curae Finance, LLC (2)	Georgia
Express Financial, LLC	Georgia
Fortiva Financial, LLC	Georgia
Fortiva Funding, LLC	Georgia
Fortiva Funding V, LLC	Georgia
Fortiva Funding VI,, LLC	Georgia
Fortiva Funding X, LLC	Georgia
Fortiva Funding XI, LLC	Georgia
Fortiva Retail Services, LLC	Georgia
Fortiva Holdings, LLC	Georgia
FRC Funding Corporation	Nevada
FRCP Funding Corporation	Nevada
Geo Nue Inc.	Georgia
Imagine Retail Services, LLC	Georgia
Mobile Tech Investments, LLC (3)	Nevada
Ochotiva, LLC	Georgia
Perimeter Funding Corporation	Nevada
Perimeter Investment Enterprise, LLC	Georgia
PIC II, LLC	Nevada
Polygon Servicing, LLC	Georgia
Portfolio Investments Corporation	Nevada
Receivables Funding, LLC	Georgia

(1) The Company owns 66.7% of 58DH, LLC

(2) The Company owns 80.0% of Curae Finance, LLC

(3) The Company owns 89.8% of Mobile Tech Investments, LLC